                                    Exhibit 1

                  Information Concerning Executive Officers and
                        Directors of Abbott Laboratories

                        ---------------------------------

         The current corporate officers and directors of Abbott Laboratories are listed below. The address of Abbott Laboratories is: Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-6049. Abbott Laboratories does not consider all of its corporate officers to be executive officers as defined by the Securities Exchange Act of 1934 or Releases thereunder. Unless otherwise indicated, all positions set forth below opposite an individual's name refer to positions within Abbott Laboratories, and, where applicable, the business address listed for each individual not principally employed by Abbott Laboratories is also the address of the corporation or other organization which principally employs that individual.

                                 POSITION/PRESENT PRINCIPAL
                                 OCCUPATION OR EMPLOYMENT
NAME                             AND BUSINESS ADDRESS                                     CITIZENSHIP
CORPORATE OFFICERS
------------------
Miles D. White(1)                 Chairman of the Board and Chief Executive Officer        U.S.A.

Jeffrey M. Leiden(1)              Executive President, Pharmaceuticals and Director        U.S.A.

Richard A. Gonzales(1)            Executive President, Medical Products                    U.S.A.

Joy A. Amundson(1)                Senior Vice President, Ross Products                     U.S.A.

Christopher B. Begley(1)          Senior Vice President, Hospital Products                 U.S.A.

Thomas D. Brown(1)                Senior Vice President, Diagnostic Operations             U.S.A.

Jose M. de Lasa(1)                Senior Vice President, Secretary and General             U.S.A.
                                  Counsel

William G. Dempsey(1)             Senior Vice President, International                     U.S.A.
                                  Operations

Thomas C. Freyman(1)              Senior Vice President, Finance and Chief Financial       U.S.A.
                                  Officer

Arthur J. Higgins(1)              Senior Vice President, Pharmaceutical Operations         United Kingdom


CORPORATE OFFICERS
------------------
Continued
------------------
Thomas M. Wascoe(1)               Senior Vice President, Human Resources                   U.S.A.

Lance B. Wyatt(1)                 Senior Vice President, Specialty Products                U.S.A.

Catherine V. Babington            Vice President, Investor Relations and Public            U.S.A.
                                  Affairs

Patrick J. Balthrop               Vice President, Diagnostic Commercial                    U.S.A.
                                  Operations

Mark E. Barmak                    Vice President, Government Affairs                       U.S.A.

Michael G. Beatrice               Vice President, Corporate Regulatory                     U.S.A.

Christopher A. Bleck              Vice President, Pediatrics, Ross Products                U.S.A.

Douglas C. Bryant                 Vice President, Diagnostic Operations, Asia              U.S.A.
                                  and Pacific

Gary R. Byers                     Vice President, Internal Audit                           U.S.A.

Thomas F. Chen                    Vice President, Pacific, Asia, and Africa                U.S.A.
                                  Operations

Edward J. Fiorentino              Vice President, Pharmaceutical Products,                 U.S.A.
                                  Marketing, and Sales

Gary L. Flynn(1)                  Vice President and Controller                            U.S.A.

Stephen R. Fussell                Vice President, Compensation and Development             U.S.A.

David B. Goffredo                 Vice President, European Operations                      U.S.A.

Robert B. Hance                   Vice President, Diagnostic Operations, Europe, Africa    U.S.A.
                                  and Middle East

Guillermo A. Herrera              Vice President, Latin America and Canada                 Colombia
                                  Operations

James J. Koziarz, Ph.D.           Vice President, Diagnostic Products Research             U.S.A.
                                  and Development

John C. Landgraf                  Vice President, Corporate Engineering                    U.S.A.

Elaine R. Leavenworth             Vice President, Abbott HealthSystems                     U.S.A.

John M. Leonard                   Vice President, Pharmaceutical Development               U.S.A.


CORPORATE OFFICERS
------------------
Continued
------------------
Greg W. Linder                    Vice President and Treasurer                             U.S.A.

John F. Lussen                    Vice President, Taxes                                    U.S.A.

Edward L. Michael                 Vice President, Diagnostic Assays and Systems            U.S.A.

Karen L. Miller                   Vice President, Information Technology                   U.S.A.

Daniel W. Norbeck                 Vice President, Pharmaceutical Discovery                 U.S.A.

Edward A. Ogunro                  Vice President, Hospital Products Research and           U.S.A.
                                  Development, Medical and Regulatory Affairs

Marcia A. Thomas                  Vice President, Diagnostic Quality Assurance,            U.S.A.
                                  Regulatory Affairs and Compliance

Steven J. Weger                   Vice President, Corporate Planning and                   U.S.A.
                                  Development

Susan M. Widner                   Vice President, Diagnostic Operations, U.S.              U.S.A.
                                  and Canada
















(1) Pursuant to Item 401 (b) of Regulation S-K Abbott has identified these persons as "executive officers" within the meaning of Item 401 (b).


                                  POSITION/PRESENT PRINCIPAL
                                  OCCUPATION OR EMPLOYMENT
NAME                              AND BUSINESS ADDRESS                                     CITIZENSHIP

DIRECTORS
---------
Roxanne S. Austin                 Corporate Senior Vice President and Chief                U.S.A.
                                  Financial Officer
                                    Hughes Electronics Corporation
                                    P. O. Box 956
                                    200 N. Sepulveda Blvd.
                                    El Segundo, California 90245-0956

H. Laurance Fuller                Retired Co-Chairman,                                     U.S.A.
                                    BP Amoco, p.l.c.
                                    c/o Primacy Business Center
                                    1111 E. Warrenville Road
                                    Suite 257
                                    Naperville, Illinois 60563

Jack M. Greenberg                 Chairman and Chief Executive Officer                     U.S.A.
                                    McDonald's Corporation
                                    One Kroc Drive
                                    Oak Brook, Illinois 60521

David A. Jones                    Chairman of the Board                                    U.S.A.
                                    Humana Inc.
                                    500 W. Main Street
                                    Humana Building
                                    Louisville, Kentucky 40202

Jeffrey M. Leiden                 Officer of Abbott                                        U.S.A.

The Rt. Hon. the Lord             Physician, Politician, and Businessman                   United Kingdom
Owen CH                             House of Lords
                                    Westminster, London
                                    SW1A 0PW, England

Boone Powell, Jr.                 Chairman                                                 U.S.A.
                                    Baylor Health Care System
                                    3500 Gaston Avenue
                                    Dallas, Texas 75246



DIRECTORS - Continued
---------------------
Addison Barry Rand                Former Chairman and Chief Executive Officer              U.S.A.
                                    Avis Group
                                    900 Old Country Road
                                    Garden City, New York 11530

Dr. W. Ann Reynolds               President                                                U.S.A.
                                    The University of Alabama at Birmingham
                                    AB 1070
                                    701 20th Street South
                                    Birmingham, Alabama 35294-0110

Roy S. Roberts                    Retired Group Vice President                             U.S.A.
                                    North American Vehicle Sales, Service
                                    and Marketing
                                    General Motors
                                    317 Pine Ridge Drive
                                    Bloomfield Hills, Michigan 48304

William D. Smithburg              Retired Chairman, President and Chief                    U.S.A.
                                  Executive Officer
                                    The Quaker Oats Company
                                    676 N. Michigan Avenue
                                    Suite 3860
                                    Chicago, Illinois 60611

John R. Walter                    Chairman                                                 U.S.A.
                                    Manpower, Inc.
                                    5301 N. Ironwood Road
                                    Milwaukee, Wisconsin 53217

Miles D. White                    Officer of Abbott                                        U.S.A.